UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 28, 2014

Carnival Corporation	Carnival plc
(Exact name of registrant	(Exact name of registrant
as specified in its charter)	as specified in its charter)

Republic of Panama	England and Wales
(State or other jurisdiction	(State or other jurisdiction
of incorporation)	of incorporation)

001-9610	001-15136
(Commission File Number)	(Commission File Number)

59-1562976	98-0357772
(IRS Employer	(IRS Employer
Identification No.)	Identification No.)

3655 N.W. 87th Avenue Miami, Florida 33178-2428 United States of America	Carnival House 5 Gainsford Street London SE1 2NE United Kingdom
(Address of principal	(Address of principal
executive offices) (Zip Code)	executive offices) (Zip Code)

(305) 599-2600	011 44 20 7940 5381
(Registrant’s telephone number,	(Registrant’s telephone number,
including area code)	including area code)

None	None
(Former name or former address,	(Former name or former address,
if changed since last report.)	if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Named Executive Officer

Gerald R. Cahill, President and Chief Executive Officer of Carnival Cruise Lines, a division of Carnival Corporation and Carnival plc (together, the “Companies”), notified the Companies that he will be retiring from his role as President and Chief Executive Officer of Carnival Cruise Lines effective November 30, 2014.

The Companies issued a press release announcing this matter, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits.

Item 9.01 – Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release dated October 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARNIVAL CORPORATION	CARNIVAL plc

By: /s/ Arnaldo Perez	By: /s/ Arnaldo Perez
Name: Arnaldo Perez	Name: Arnaldo Perez
Title: General Counsel & Secretary	Title: General Counsel & Company Secretary

Date: November 3, 2014	Date: November 3, 2014

Exhibit Index

Exhibit No.	Description
99.1	Press release dated October 30, 2014